Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 11, 2024, with respect to the combined financial statements of the Flash Business of Western Digital Corporation, incorporated herein by reference.

/s/ KPMG LLP

Irvine, California

February 21, 2025